Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-106386) and on Form S-8 (Nos. 333-107659, 333-73904, 333-55978, 333-53446, 333-32096, 333-32092 and 333-65923) of Hanover Compressor Company of our report dated March 14, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
March 14, 2005